Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-117842), Registration Statement on Form S-8 (File No.333-100630) and Registration Statements on Form S-4 (File No.’s 333-63052 and 333-117841) of First Industrial, L.P. of our report dated February 17, 2005 relating to the combined historical statement of revenues and certain expenses of the 2004 Acquisition I Properties for the year ended December 31, 2003, of our report dated February 17, 2005 relating to the combined historical statement of revenues and certain expenses of the 2004 Acquisition II Properties for the year ended December 31, 2003, of our report dated February 17, 2005 relating to the combined historical statement of revenues and certain expenses of the 2004 Acquisition II Properties for the year ended December 31, 2003, of our report dated February 17, 2005 relating to the combined historical statement of revenues and certain expenses of the 2004 Acquisition IV Properties for the year ended December 31, 2003 and of our report dated February 17, 2005 relating to the combined historical statement of revenues and certain expenses for the 2004 Acquisition V Properties for the year ended December 31, 2003, which each appear in the Current Report on Form 8-K/A No. 1 of First Industrial, L.P. dated February 21, 2005.

PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
February 21, 2005